SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2007

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007, Lawrence J. Resnick announced his retirement as Senior Vice President — Operations of Triumph Group, Inc. (the “Company”), effective November 2, 2007, and resigned from all positions with the Company as of that date.  In connection with Mr. Resnick’s retirement, on November 5, 2007, the Company provided Mr. Resnick with a letter pursuant to which the Company outlined the terms of his departure.  Under the terms of the letter, the Company has agreed that Mr. Resnick, in addition to receiving the benefits to which he is entitled by previously disclosed contractual rights or applicable law, will participate in the cash bonus program for senior management for the fiscal year ending March 31, 2008 and be considered for a bonus commensurate with the Company’s performance and his position, responsibilities and performance, pro rated for the portion of the fiscal year preceding his retirement.

                On November 6, 2007, the Company issued a press release announcing Mr. Resnick’s retirement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Triumph Group, Inc., dated November 6, 2007, announcing the retirement of Lawrence J. Resnick.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2007

TRIUMPH GROUP, INC.

By:	/s/ JOHN B. WRIGHT, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Triumph Group, Inc., dated November 6, 2007, announcing the retirement of Lawrence J. Resnick.